SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2003

REEF GLOBAL ENERGY I, L.P.

(Exact name of registrant as specified in its charter)

Nevada	333-93399-01	41-2064521
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1901 North Central Expressway, Suite 300
Richardson, Texas		75080
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (972) 437-6792

Item 5.  Other Events

As of March 1, 2003, Reef Global Energy I, L.P. is party to a participation arrangement pertaining to an oil and gas property described as Block 268, Eugene Island Area, South Addition, Offshore Louisiana.  The division of ownership interests gives Reef Global Energy I, L.P.  a 0.0500000 Working Interest Before Project Payout, a 0.0375000 Net Revenue Interest Before Project Payout, a 0.0437500 Working Interest After Project Payout and a 0.0328125 Net Revenue Interest After Project Payout.  These terms are set forth in Exhibit A to a certain operating Agreement by and between American Coastal Energy, Inc. as Operator and Challenger Minerals, Inc. et al as Non Operators.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits.

Exhibit

Number                                                            Description

99.1                           Exhibit A to Operating Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEF GLOBAL ENERGY I, L.P.

Date: August 12, 2003	By:	/s/ Michael J. Mauceli
Michael J. Mauceli
Manager and Member

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Exhibit A to Operating Agreement